For Immediate Release

Patrick Industries Reports Increased Sales and Earnings for 2006

Year Highlighted By Increased Sales, New Products and Investigation of Strategic Growth Opportunities

ELKHART, Ind., February 8, 2007 – Patrick Industries, Inc. (Nasdaq: PATK), today announced its operating results for the fourth quarter and year ended December 31, 2006.

Patrick, a leading manufacturer and distributor of building and component products for the Recreational Vehicle (RV), Manufactured Housing (MH) and Industrial markets, reported net earnings of $0.2 million, or $0.04 per share, on net sales of $72.8 million for the fourth quarter of 2006, compared with net earnings of $1.2 million, or $0.25 per share, on net sales of $83.9 million for the same period in 2005.

For the year ended December 31, 2006, Patrick reported net earnings of $2.6 million, or $0.54 per share, on net sales of $347.6 million, compared to net earnings of $1.4 million, or $0.30 per share, on net sales of $323.4 million for last year.

“We are pleased with our 2006 results, which marked our third consecutive year of improvement and a year highlighted by increased sales, new product introductions, investigation of acquisition candidates and opportunities, and further expansion into the Industrial markets,” said Paul E. Hassler, President and CEO of Patrick Industries. “Conditions in the RV and MH industries were fairly strong for the first half of the year, but softened in the third and fourth quarters. Sales fell off 13% in the fourth quarter of 2006, or 6% if one discounts sales related to the FEMA-led hurricane relief effort last year. Year over year, sales improved more than 7% and more than 9% taking out the effects of the FEMA shipments in 2005. We expect conditions in these markets to remain soft through the first half of 2007.”

“We continue to focus as a company on keeping operating costs aligned with revenues. Our operating income in 2006 was 60% higher than in 2005, while our operating expenses as a percent of sales were lower, despite an increase in costs related to acquisition activities.”

The combined MH and RV market sectors represent approximately 72% of the Company’s sales for the year ended December 31, 2006. Industrial and other sales, which include sales to the kitchen cabinet, office furniture, store fixtures and other industries, represent approximately 28% of the Company’s sales for 2006, compared with 27% for 2005.

Patrick reported operating income of $1.0 million for the fourth quarter of 2006 compared to operating income of $2.3 million in the same quarter of 2005. For the year ended 2006, Patrick reported operating income of $6.2 million compared with $3.8 million of operating income reported for 2005. The year to date 2006 operating expenses include approximately $0.5 million of acquisition costs related to the investigation of strategic growth opportunities.

“Our new product introductions are gaining market share and added approximately $3.0 million to our top-line in 2006,” said Hassler. “Moving into 2007, we plan to continue executing our strategic plan based on increased market penetration, enhanced capacity utilization, improving operating efficiencies and product development. We also continue to explore strategic, accretive acquisition opportunities that complement and diversify our product offerings and markets, such as our recent acquisition of American Hardwoods in January 2007.”

Patrick Industries, Inc. / Page 2 of 2

-more-

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and a distributor of building products serving the Manufactured Housing, Recreational Vehicle, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other Industrial markets and operates coast-to-coast through locations in 12 states. Patrick’s major manufactured products include cabinet and wall components, countertops, adhesives, and aluminum extrusions. The Company also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products.

Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

###

Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com

PATRICK INDUSTRIES, INC.

UNAUDITED FINANCIAL HIGHLIGHTS

INCOME STATEMENT

(dollars in 000’s except per share amounts)	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2006	2005	2006	2005

Net sales	$72,807	$83,893	$347,629	$323,400
Cost of goods sold	63,973	73,346	305,566	285,260

Gross profit	8,834	10,547	42,063	38,140

Warehouse and delivery expenses	3,076	3,571	14,719	13,904
Selling, general, and administrative expenses	4,777	4,645	21,190	20,400

Operating income	981	2,331	6,154	3,836
Financial expense, net	526	301	1,631	1,396

Income before income taxes	455	2,030	4,523	2,440
Income taxes	244	852	1,894	1,016

NET INCOME	$211	$1,178	$2,629	$1,424

BASIC INCOME PER COMMON SHARE	$0.04	$0.25	$0.54	$0.30

Weighted average shares outstanding, basic	4,893	4,807	4,870	4,774

BALANCE SHEET

	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$357	$1,077
Trade receivables, net	17,988	20,339
Inventories	43,299	33,936
Prepaid expenses	555	498
Deferred tax assets	923	1,141

Total current assets	63,122	56,991

PROPERTY AND EQUIPMENT, NET	42,927	39,674

OTHER ASSETS	3,100	3,065

TOTAL ASSETS	$109,149	$99,730

CURRENT LIABILITIES
Current maturities of long-term debt	$2,467	$2,628
Short-term borrowings	10,000	- - -
Accounts payable and accrued liabilities	13,550	14,916

Total current liabilities	26,017	17,544

LONG-TERM DEBT LESS CURRENT MATURITIES	14,006	16,472

DEFERRED LIABILITIES AND OTHER	3,050	3,034

SHAREHOLDERS’ EQUITY	66,076	62,680

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$109,149	$99,730